Exhibit 3.81

ARTICLES OF INCORPORATION OF DTG COMMUNITY TELEPHONE, INC. Executed by the undersigned for the purpose of forming a South Dakota business corporation under Chapter 47 of SDCL, and Acts Amendatory thereto. ARTICLE I Name The name of the corporation is DTG Community Telephone, Inc. ARTICLE II Period of Existence The period of existence is perpetual. ARTICLE III Purposes and Powers The purpose or purposes for which the corporation is organized are: 1. To engage in the business of telecommunications, communications and other similar activities. 2. To engage in any other business incidental or related thereto, and such other business or business activities as shall be considered desirable by the directors, and to make and execute any and all agreements for the purposes outlined, including agreements for borrowing of money, to construct, own, purchase, maintain, operate, sell, lease or dispose of real and personal property which may be necessary or advisable for the carrying on of the business of the corporation: and to do all other things subsidiary, necessary, or contingent for carrying out and into effect the main purposes of the corporation; to enter into partnerships; and any and all other lawful purposes for which corporations may be incorporated under the South Dakota Business Corporation Act.

ARTICLE IV Authorized Capital The number of share which the corporation shall have authority to issue, itemized by class, par value of shares, shares without par value, and series, if any, within a class: Class Series Number of Shares Authorized Par value Par Share/Statement That Shares Are Without Par value common None 2,000 No Par Value Unless otherwise prohibited by any agreement authorized by the Board of Directors, all shares authorized under this Article IV may be issued from time to time at the sole discretion of the Board of Directors without the necessity of obtaining shareholder approval or content. ARTICLE V Preferences, Etc. The preferences, limitations, designations, and relative rights of the common stock: None. ARTICLE VI Capitalization The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares. ARTICLE VII Registered Office and Agent The address of its registered office is  DTG Community Telephone, Inc., East Highway 46, Irene, South Dakota 57037, and the name of its registered agent at such address is Thomas W. Hertz.

3 ARTICLE VII Directors The number of directors constituting the Initial Board of Directors is three, and the name and address of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows: Name Address Thomas W. Hertz  PO Box 66 29705 453rd Avenue Irene,  South Dakota 57037 Craig A. Anderson PO Box 66 29705 453rd Avenue Irene, South Dakota 57037 Timothy A. O. Duple PO Box 66 29705 453rd Avenue Irene, South Dakota 57037 ARTICLE IX Incorporation The name and address of the Incorporator is as follows; Name Address Thomas W. Hertz PO Box 66 29705 453rd Avenue Irene, South Dakota 57037 ARTICLE X Limitations To the fullest extent permitted by South Dakota law governing this corporation as the same may exist or may hereafter be amended, no director of the corporation shall be personally liable for any monetary damages for breach of fiduciary duty as a director of the corporation; provided, however, that such limitation upon a director’s liability shall not extend to any liability for any breach of the director’s duty of loyalty to the corporation or its shareholders for (a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of

4 the law, (b) any violation of SDCL. Sections 47-15 to 47-5-19, inclusive or (c) for any transaction for which the director derived an improper personal benefit. ARTICLE XI Preemptive Rights No holder of any class of stock in the corporation shall, as such holder, have the Preemptive or preferential right of subscription (a) to acquire any class of any unissued or treasury shares of the corporation or obligations of the corporation convertible into such shares which may be issued or sold or (b) to any right of subscription or to any warrant or option for the purchase of any such stock or convertible obligations, other than such rights (if any) as the Board of Directors, in its discretion, may determine from time to time. These Articles may be amended in the manner authorized by law at the time of amendment. [The remainder of this page is intentionally left blank]

5 CONSENT OF APPOINTMENT BY THE REGISTERED AGENT Thomas Hertz hereby gives his content to serve as the registered agent for DTG Community Telephone, Inc. Thomas W. Hertz

6 Executed in duplicate on the 9th day of September 1997. Thomas W. Hertz. Incorporator STATE OF SOUTH DAKOTA) : ss COUNTY OF CLAY) On this 9th day of September 1997 before me, the undersigned officers, personally appeared THOMAS W. HERTZ known to be or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that be executed the same for the purpose therein contained. IN WITNESS WHEREOF I hereunto set my hand and official seal. Notary Public—South-Dakota (SEAL) My Commission Expires:

7 RETURN TO SECRETARY OF STATE STATE CAPITOL 500 E. CAPITOL PIERRE, S.D. 57501 605-773-48-15 ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation: 1. The name of the corporation is DTG Community Telephone, Inc. 2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 3, 2000, in the manner prescribed by the South Dakota Corporation Acts: ARTICLE ONE NAME The name of the corporation is Dakota Community Telephone, Inc. 3. The number of shares of the corporation outstanding at the time of such amendment was 1,000. 4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: Class: Common Number of Shares: For: 1,000 Against: 0 Dated: October 3, 2000  Dakota Community Telephone. Inc. By: Randall Rings Vice President and Secretary

8 State of lowa ) )ss: County of Linn ) On this 3rd day of October, 2000. before me, a Notary Public, personally appeared Randall Rings. known to me. or proved to me. to be the Vice President and Secretary of the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed same. My Commission Expires  Notary Public Notarial Seal An ORIGINAL and ONE EXACT COPY of the Articles of Amendment must be submitted.

9 SECRETARY OF STATE STATE CAPITAL 300 $ CAPITAL AVE PIERRE S D 57301 (605)773-B45 Fax(605)773-4550 ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION Pursuant to the  of SDCL 47.2.9, the undersigned corporation adopt the following Articles of Incorporation 1. The name of the corporation is Dacota company Telephone. Inc. 2. The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 30 2002. In the manner presented by the South Dakets Corporation Acts OR No shares have been issued and the following Amendment was adopted by the Board of Directors on ,20 : The name of the corporation is prasieweve community Telephone. Inc. 3 The number of slunses of the corporation outstanding of the number of such amendment was : 1000 and the number of shares entitled to was thereon was 1,000. 4 The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows  Class Common Number of shares: 1,000 5 The number of shares voted for such amendment was 1,000 The number of shares voted against such amendment was The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was Number of shares Class Common For 1,000 Against:

10 The manner if not set on such amendment in which any exchange reclassification or cancellation of issued shares provided for in the amendment shall be effecient is as follows: n/a 7. The manner in which such amendment effective a change in the amount of started capital and a statement expressed in dealers of the amount of stated capital as changed by such amendment n/a. To be signed in the presences of a notary public by either the chairman of the board of directors, or by the president or any other officer dated september 30, 2007 [signature] Tracy T.Larson, secretary STATE OF COUNTY OF a notary public do hereby certify the on this 30th day of September personally appeared before me Tracy T.Larson who by an declare that the secretary of dabaaco community Telephone Inc that do be update ongoing document as officer of the cooperation are the statements shown notary public Notary seal FILING FEE 120 1. please EXACT corporate name in number one 2. Complete signatures and title of offciers signing for the cooperation. 3. Complete certify verification. An ORIGINAL and ONE EXACT COPY of the Article of Amendment count be submitted.

11 Secretary of state, Corporations Division 500 E. Capitol Avenue, Pierre SD 57501 Phone 605-773-4845, Fax 605-773-4550 Amendment of Articles of Incorporation FILING FEE: $50 FILING INSTRUCTIONS: 1. Please list EXACT corporate name in number one. 2. Complete signature and title of the officer signing for the corporation. An ORIGINAL and EXACT COPY of the Articles of Amendment must be submitted. 1. The name of the corporation is prairieWave Community Telephone, Inc. 2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on march 7, 2008, in the manner prescribed by the South Dakota Corporation Act: No shares have been issued and the following amendment was adopted by the Board of Directors on           , 20    . Article 1. The name of the corporation is: knology Community Telephone, Inc.  3. The number of shares of the corporation outstanding at the time of such amendment was 1000: and the number of shares entitled to vote thereon was 1000. 4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: Class: Common    Number of shares: 1000  5. The number of shares voted for such amendment was 1000 The number of share voted against such amendment was 0 The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was: Number of shares: Class: Common   For: 1000   Against: 0

12 6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A  7. The manner in which such amendment effects a change in the amount of stated capital and a statement expressed in dollars, of the amount of stated capital as changed by such amendment. N/A Application may be signed by any authorized officer of the corporation. Dated March 7, 2008. /s/ Chad S. Wachter Signature Chad S. Wachter Printed Name Secretary / VP/ General Counsel Title domesticamendmentarticles July 2005